UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
PURSUANT TO SECTION 12(b) OR (g) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): September 16, 2013

KINGSWAY FINANCIAL SERVICES INC.
(Exact Name of Registrant as Specified in Its Charter)

Ontario, Canada (State or Other Jurisdiction of Incorporation)	001-15204 (Commission File Number)	Not Applicable (IRS Employer Identification No.)

45 St. Clair Ave. West, Suite 400, Toronto, Ontario, Canada M4V 1K9
(Address of Principal Executive Offices) (Zip Code)

Registrant's Telephone Number, Including Area Code: (416) 848-1171

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of each exchange on which each class is to be registered
None	None

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box. ☐

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box. ☒

Securities Act registration statement file number to which this form relates: 333-188932

Securities to be registered pursuant to Section 12(g) of the Act:

Series A Warrants, each to purchase one common share with an exercise price of $4.50

Series B Warrants, each to purchase one common share with an exercise price of $5.00

INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item 1. Description of Registrant's Securities to be Registered

A description of the Series A Warrants and Series B Warrants to be registered hereunder is set forth under the caption “Description of the Company's Securities - Warrants ” in the prospectus contained in the Company's Registration Statement on Form S-1 initially filed with the Securities and Exchange Commission on June 17, 2012 (File No. 333-188932), including all amendments thereto and the prospectus filed pursuant to Rule 424 under the Securities Act of 1933, as amended (the “Prospectus”). Such Prospectus is incorporated herein by reference.

Item 2. Exhibits

The following exhibits to this Registration Statement on Form 8-A are incorporated herein by reference as indicated below:

Exhibit Number	Exhibits Description
3.1	Certificate of Amendment to the Articles of Incorporation of Kingsway Financial Services Inc. (included as Exhibit 3.1 to the Form 8-K, filed July 6, 2012, and incorporated herein by reference).
3.2	By-law No. 5 of Kingsway Financial Services Inc. (included as Exhibit 3.2 to the Form 10-K, filed March 30, 2012, and incorporated herein by reference).
4.1	Specimen Certificate for Common Shares
4.2
Form of Series A Warrant Agreement (including form of warrant certificate attached thereto) (included as Exhibit 4.3 to Amendment No. 1 to Registration statement on Form S-1, File No. 333-188932, filed on July 19, 2013)

4.3
Form of Series B Warrant Agreement (including form of warrant certificate attached thereto) (included as Exhibit 4.4 to Amendment No. 1 to Registration statement on Form S-1, File No. 333-188932, filed on July 19, 2013)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

KINGSWAY FINANCIAL SERVICES INC.

September 16, 2013	By:	/s/ Larry G. Swets, Jr.
Larry G. Swets, Jr.
President and Chief Executive Officer

EXHIBIT INDEX

Exhibit Number	Exhibits Description
3.1	Certificate of Amendment to the Articles of Incorporation of Kingsway Financial Services Inc. (included as Exhibit 3.1 to the Form 8-K, filed July 6, 2012, and incorporated herein by reference).
3.2	By-law No. 5 of Kingsway Financial Services Inc. (included as Exhibit 3.2 to the Form 10-K, filed March 30, 2012, and incorporated herein by reference).
4.1	Specimen Certificate for Common Shares
4.2
Form of Series A Warrant Agreement (including form of warrant certificate attached thereto) (included as Exhibit 4.3 to Amendment No. 1 to Registration statement on Form S-1, File No. 333-188932, filed on July 19, 2013)

4.3
Form of Series B Warrant Agreement (including form of warrant certificate attached thereto) (included as Exhibit 4.4 to Amendment No. 1 to Registration statement on Form S-1, File No. 333-188932, filed on July 19, 2013)